UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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INSMED INCORPORATED

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NOTICE

and

PROXY STATEMENT

for

ANNUAL MEETING

of

SHAREHOLDERS

MAY 10, 2006

4851 LAKE BROOK DRIVE

GLEN ALLEN, VIRGINIA 23060

Insmed Incorporated

4851 Lake Brook Drive

Glen Allen, VA 23060

ANNUAL MEETING OF SHAREHOLDERS

April 7, 2006

To the Shareholders:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders to be held at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia, on Wednesday, May 10, 2006, at 9:00 a.m., Eastern Daylight Time. A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to:

(i)	elect three Class III directors to serve until the 2009 Annual Meeting of Shareholders;

(ii)	ratify the selection of Ernst & Young LLP as our auditors for the coming year; and

(iii)	transact such other business as may properly come before the meeting.

Please read the notice and proxy statement carefully, complete the proxy form and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

Whether or not you plan to attend the annual meeting in person and regardless of the number of shares of common stock you own, please complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope.

Sincerely yours,

Geoffrey Allan, Ph.D.

President

Chairman of the Board

Chief Executive Officer

INSMED INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Insmed Incorporated will be held at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia on Wednesday, May 10, 2006, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect three Class III directors to serve until the 2009 Annual Meeting of Shareholders;

2.	To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the meeting.

Holders of record of shares of Insmed common stock at the close of business on March 17, 2006, will be entitled to vote at the meeting.

You are requested to complete, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the meeting. A postage-paid return envelope is enclosed for your convenience. If you are present at the meeting, you may vote in person even if you already have sent in your proxy.

By Order of the Board of Directors

W. McIlwaine Thompson, Jr., Corporate Secretary

Glen Allen, Virginia

April 7, 2006

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

of

INSMED INCORPORATED

To be held May 10, 2006

Solicitation of Proxies

The Board of Directors (the “Board”) of Insmed Incorporated (“Insmed”, which may be referred to as the “Company”, “we”, “us” or “our”) is soliciting your proxy for the Annual Meeting of Shareholders to be held at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia, on Wednesday, May 10, 2006, at 9:00 a.m., Eastern Daylight Time. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about April 7, 2006.

Information about Annual Meeting

Who May Vote. Shareholders of record at the close of business on March 17, 2006, will be entitled to notice of and to vote at the Annual Meeting. As of March 17, 2006, we had 100,150,700 outstanding shares of common stock, $.01 par value per share. Each share of Insmed common stock entitles the holder to one vote with respect to all matters submitted to shareholders at the meeting. Beneficial owners of shares of common stock may direct the record holder of the shares on how to vote the shares held on their behalf.

Shareholders of Record. If on March 17, 2006, shares of Insmed common stock were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owners of Shares. If on March 17, 2006, your shares of Insmed common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Quorum and Vote Required to Approve Each Item on the Proxy. A majority of the outstanding shares represented in person or by proxy at the meeting, constitutes a quorum for the transaction of business at the meeting.

With respect to Proposal 1, the election of the nominees for director requires the affirmative vote of the holders of a plurality of the votes cast in the election of director. Signing and returning your proxy will constitute a vote “for” the nominee unless your proxy specifies that you are withholding authority to vote for the nominee. Any votes that are withheld and any shares held in street name for customers who are the beneficial owners of those shares that are not voted in the election of director will not be included in determining the number of votes cast. In the event that the nominee is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted “for” the substitute nominee unless other instructions are given in the proxy. The Board has no reason to believe that the nominees will be unavailable.

With respect to Proposal 2, shareholder ratification of our independent auditors is not required under Virginia law, under our Articles of Incorporation, as amended, or our Amended and Restated Bylaws. In the event that a majority of the votes cast are against the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of our independent auditors.

Revoking a Proxy. Anyone giving a proxy may revoke it at any time before it is voted by voting in person at the meeting or by delivering a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted at the meeting. If a proxy contains any specific instructions, the proxy will be voted in accordance with such instructions.

Cost of Soliciting Proxies. We will pay the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited in person or by telephone by our employees. We have engaged Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay that firm approximately $6,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items and will indemnify Georgeson Shareholder Communications Inc. from any losses arising from that firm’s proxy soliciting services on our behalf.

Principal Executive Offices of Insmed Incorporated

The address of our principal executive offices is 4851 Lake Brook Drive, Glen Allen, Virginia 23060.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information Relating to the Election of Directors

Nominees. The Board has nominated three Class III directors, whose term expires in 2006, Dr. Geoffrey Allan, Dr. Melvin Sharoky and Dr. Randall W. Whitcomb, for reelection at the 2006 Annual Meeting of Shareholders for the term expiring at the 2009 Annual Meeting. Below is some information on the nominees.

Geoffrey Allan, Ph.D. – age 52. Dr. Allan has been a director of Insmed and has served as our President, Chief Executive Officer and Chairman of the Board since our inception in November 1999. Dr. Allan has been President and a director of Insmed Pharmaceuticals Inc., our predecessor, since January 1994 and has 24 years of experience in pharmaceutical drug development. Prior to joining Insmed Pharmaceuticals, Dr. Allan served as Vice President, Drug Development at Whitby Research, Inc., a pharmaceutical company. Before his association with Whitby Research, Dr. Allan was the Head of the Cardiovascular Section at Wellcome Research Laboratories. Dr. Allan received his Ph.D. in Pharmacology from Cornell University Medical College.

Melvin Sharoky, M.D. – age 55. Dr. Sharoky has been a director of Insmed since his election on May 16, 2001. Since January 1, 2002, he has been President and CEO of Somerset Pharmaceuticals, Inc., a research and development pharmaceutical company which markets Eldepryl® for the treatment of patients with late stage Parkinson’s disease and previously served as President of Somerset Pharmaceuticals from July 1995 to June 30, 2001. From June 30, 2001 to January 1, 2002, Dr. Sharoky was retired. From July 1995 through January 1998, Dr. Sharoky was President of Watson Pharmaceuticals, Inc., a leading specialty pharmaceutical company, and from February 1993 to January 1998 he was also President and Chief Executive Officer of its wholly-owned subsidiary, Circa Pharmaceuticals, Inc., which develops, manufactures and markets solid dosage generic pharmaceutical products to wholesale distributors. Dr. Sharoky joined Circa Pharmaceuticals in July 1988 as Medical Director, served as Senior Vice President and Director of Research and Development from April 1991 to August 1992, and as Executive Vice President and Director of Research and Development from August 1992 to January 1993. Prior to this, from February 1986 to June 1988 he was Vice President and Chief Medical Officer of Pharmakinetics Laboratories, Inc. Dr. Sharoky serves on the board of directors of Andrx Corporation, a specialty pharmaceutical company. Dr. Sharoky received a B.A. in biology from the University of Maryland in Baltimore County and an M.D. from the University of Maryland School of Medicine.

Randall W. Whitcomb, M.D. – age 51. Dr. Whitcomb has been a director of Insmed since November 15, 2001. Since 2001, Dr. Whitcomb has been Chief Medical Officer at Quatrx Pharmaceuticals, Inc., a privately-held, drug development company focusing on discovery, licensing, developing and commercializing compounds in the endocrine, metabolic and cardiovascular areas. From 1992 through 2000, he held various management positions with Parke-Davis Pharmaceutical Research, Inc., a division of Warner Lambert Company, finally serving as Vice President of Drug Development with particular responsibility for the development and approval of products for women’s health care and diabetes. After the merger of Warner Lambert into Pfizer, Inc., Dr. Whitcomb was Vice-President Global Project Management for Pfizer Global Research and Development. From 1987 through 1992 he was on the faculty of Massachusetts General Hospital and Harvard Medical School. He received his B.A. degree from Tabor College and his M.D. degree from the University of Kansas.

Vote Required for Approval

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the votes cast in the election of director. Signing and returning your proxy will constitute a vote “for” all of the nominees unless your proxy specifies that you are withholding authority to vote for any of the nominees. Any votes that are withheld and any shares held in street name for customers who are the beneficial owners of those shares that are not voted in the election of director will not be included in determining the number of votes cast. In the event that any of the nominees is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted “for” the substitute nominee unless other instructions are given in the proxy. The Board has no reason to believe that any of the nominees will be unavailable.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

The Board of Directors

Our Articles of Incorporation, as amended, provide that our Board shall consist of not more than 12 directors, with the exact number to be prescribed by our Bylaws. Our Bylaws provide that the number of directors constituting our Board shall be designated by a resolution of the Board but shall be not less than six nor more than 10. Our Board has adopted a resolution designating six directors. The directors are divided into three classes – Class I, Class II and Class III – as nearly equal in number as possible. Each class of directors serves for three years on a staggered term basis.

The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards in the listing standards of The Nasdaq Stock Market, Inc., and our Corporate Governance Guidelines: Mr. Kenneth G. Condon, M.B.A., Dr. Steinar J. Engelsen, Dr. Melvin Sharoky, Dr. Graham K. Crooke and Dr. Randall W. Whitcomb. The Board has adopted, as part of our Corporate Governance Guidelines, categorical standards to assist it in making these independence determinations. Our Corporate Governance Guidelines are available on our website at www.insmed.com.

The Board has nominated three Class III directors whose term of office expires in 2006, Drs. Allan, Sharoky and Whitcomb, for reelection at the 2006 Annual Meeting of Shareholders for the term expiring at the 2009 Annual Meeting. The term of the Class I directors, Mr. Condon and Dr. Engelsen, will expire at the 2007 Annual Meeting of Shareholders. The term of the Class II director, Dr. Crooke, will expire at the 2008 Annual Meeting of Shareholders.

The following table sets forth the directors nominated to be reelected at the 2006 Annual Meeting of Shareholders and continuing directors and, for each director whose term of office will extend beyond the meeting, the year such nominee or continuing director was first elected a director, the positions currently held by the nominee and each continuing director with Insmed, the year each nominee’s or continuing director’s current term will expire and the current class of director of the nominee and each continuing director:

Nominee’s or Director’s Name	Age	Position(s) with the Company	Year First Became Director and Year Current Term Will Expire	Class of Director
Nominees for Class III Directors:

Geoffrey Allan, Ph.D.	52	President, Chief Executive Officer, Chairman of the Board, Director	1999-2006	III
Melvin Sharoky, M.D. (1)(2)	55	Director	2001-2006	III
Randall W. Whitcomb, M.D. (1)(2)	51	Director	2001-2006	III

Continuing Directors:
Kenneth G. Condon, M.B.A. (2)(3)	58	Director	1999-2007	I
Steinar J. Engelsen, M.D. (3)	55	Director	1999-2007	I
Graham K. Crooke, MB.BS (1)(3)	47	Director	1999-2008	II

(1)	Member of Compensation Committee
(2)	Member of Nominations and Governance Committee
(3)	Member of Audit Committee

Directors Whose Terms Expire at the 2007 Annual Meeting (Class I Directors):

Kenneth G. Condon, M.B.A. – age 58. Mr. Condon has been a director of Insmed since our inception in November 1999 and was previously a director of Insmed Pharmaceuticals from 1997 to 2000. Mr. Condon joined Boston University in 1975 and served as Chief Financial Officer from 1986 to present. He was also a Trustee of Newbury College. He was formerly Chairman of the Board of BayFunds, a $1.8 billion mutual fund family; a former director of BayBank Harvard Trust; a former member of the BankBoston Advisory Board; a former director of the BayBank Trust Board; a former director of Seragen, Inc., a biotechnology firm; a former director, Chapter Secretary, Treasurer and President of the Financial Executives Institute of Massachusetts; and Director and Treasurer of the Boston Municipal Research Bureau. Before 1975, Mr. Condon was a Senior Accountant with the CPA firm of Arthur Andersen & Co. in Boston. He received his B.A. degree in Economics and Mathematics from Tufts University, and an M.B.A. in Finance from the Wharton School of Finance, University of Pennsylvania. Mr. Condon was both a Certified Public Accountant and a Certified Financial Planner.

Steinar J. Engelsen, M.D. – age 55. Dr. Engelsen has been a director of Insmed since our inception in November 1999 and was previously a director of Insmed Pharmaceuticals from 1998 to 2000. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest Management AS, a venture capital firm based in Norway. From 1989 until October 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, and affiliated companies. He was responsible for therapeutic research and development, most recently serving as Senior Vice President, Research and Development of Nycomed Pharma AS from January 1994 until October 1996. In addition, from January to November 2000, Dr. Engelsen was acting Chief Executive Officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Engelsen also served as Chairman of the Board of Directors of Centaur. Dr. Engelsen received a M.Sc. in nuclear chemistry and an M.D. from the University of Oslo, and is a Certified European Financial Analyst.

Director Whose Term Expires at the 2008 Annual Meeting (Class II Director):

Graham K. Crooke, MB.BS – age 47. Dr. Crooke has been a director of Insmed since our inception in November 1999 and was previously a director of Insmed Pharmaceuticals from 1996 to 2000. In April 2000,

Dr. Crooke became a partner of Asset Management Company, a venture capital firm focusing on investments in early stage information technology and life sciences companies. Previously, from September 1997 through March 2000, Dr. Crooke was a partner at Ticonderoga Capital, a venture capital firm, where he focused on biotechnology and healthcare service investments. From April 1992 until September 1997, Dr. Crooke was a Vice President of Dillon Read Venture Capital, a venture capital firm and predecessor to Ticonderoga. Prior to that, Dr. Crooke worked with the healthcare practice of Booz, Allen & Hamilton, Inc., a management consulting firm, was a product manager at Molecular Devices Corporation, a developer of bioanalytical measurement systems, and, from 1984 to 1986, practiced medicine at major teaching hospitals in Western Australia. He received his medical degree from the University of Western Australia and an M.B.A. from the Stanford Graduate School of Business.

Executive Officers. The following table sets forth the executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the meeting:

Name	Age	Position	Term of Office
Geoffrey Allan, Ph.D.	52	President, Chief Executive Officer, Chairman of the Board, and Director	Nov. 1999 –

Ronald D. Gunn, M.B.A., M.S.	45	Executive Vice President and Chief Operating Officer	Feb. 2004 –

Thomas A. Keuer	47	Senior Vice President, Insmed Therapeutic Proteins	September 2005 –

Kevin P. Tully, C.G.A.	52	Executive Vice President and Chief Financial Officer	February 2006 –

Philip J. Young	48	Executive Vice President, Commercial Operations and Chief Business Officer	April 2004 –

Executive Officers (other than those who are also Directors):

Ronald D. Gunn, M.B.A., M.S. – age 45. In February 2004, Mr. Gunn was appointed Executive Vice President and Chief Operating Officer. From June 2003 until his appointment as Executive Vice President and Chief Operating Officer, Mr. Gunn served as Executive Vice President. Since our inception in November 1999 until his election as Executive Vice President, Mr. Gunn served as our Vice President, Business Development. From January 1999 to November 1999, Mr. Gunn served as Vice President, Business Development and previously as Director of Business Development and of Clinical Operations at Insmed Pharmaceuticals. Mr. Gunn joined our predecessor in 1996 and has more than 18 years of experience in pharmaceutical drug development. Prior to joining Insmed, Mr. Gunn served as Clinical Affairs Officer with Finnish bioscience company, Leiras, Inc. Mr. Gunn received his M.S. and M.B.A. from Virginia Commonwealth University.

Kevin P. Tully, C.G.A. – age 52. In February 2006, Mr. Tully returned to Insmed and was elected Executive Vice President and Chief Financial Officer, after having served as Chief Financial Officer at Bostwick Laboratories, a private pathology laboratory from August 2005 until February 2006. From April 2005 to August 2005, Mr. Tully served as Insmed’s Chief Financial Officer, Treasurer and Controller. From January 2002 until April 2005, Mr. Tully held the positions of Treasurer, Controller and Principal Financial Officer at Insmed. From August 2001 until his election as Treasurer, he served as Senior Director, Finance and Administration. Mr. Tully joined Insmed in March 2001 as Director of Finance and has over 30 years of experience across Europe and the Americas covering finance, marketing and manufacturing. Prior to joining Insmed in 2001, Mr. Tully served as Vice President of Finance – Europe, and Vice President, Finance and Administration – Americas for Albright and Wilson Ltd., an international chemical producer. Mr. Tully received his O.N.C. in Business and Administration from St. Helens College in England and is a Certified General Accountant.

Philip J. Young – age 48. In April 2004, Mr. Young was appointed Executive Vice President of Commercial Operations and Chief Business Officer of Insmed. Prior to joining Insmed, Mr. Young served as President and

Chief Operations Officer for AGY Therapeutics and Chief Executive Officer of GanTech International. From 1998-2000, Mr. Young was Vice President and General Manager of Neurex Pharmaceuticals, where he was responsible for developing and managing the commercial and clinical strategies for new product launches and expanding label indications. Prior to joining Neurex, Mr. Young was Business Director and General Manager of the Peptide Hormones Division at Pharmacia (Pfizer) where under his leadership, strategies were developed which led to the successful launch of Genotropin for pediatric and adult growth hormone deficiency. Mr. Young also served for seven years at Genentech, where he was the Product Manager of Growth Hormone Products.

Thomas A. Keuer – age 47. In September 2005, Mr. Keuer was appointed Senior Vice President, Insmed Therapeutic Proteins, a wholly owned subsidiary of Insmed. From April 2004 until his appointment as Senior Vice President, Insmed Therapeutic Proteins, Mr. Keuer served as Vice President of Insmed Therapeutic Proteins, responsible for all aspects of the Therapeutic Protein manufacturing program located in Boulder, Colorado. From May 1998 through April 2004, Mr. Keuer was Vice President of Engineering for the BioSciences Division of Baxter International. Mr. Keuer has over 20 years of biotech industry experience, including 10 years of operational experience at the Boulder facility. Prior to working with Baxter International, Mr. Keuer was Vice President of Operations for Somatogen. Mr. Keuer received his Masters of Science in Biochemical Engineering from Rice University as a Monsanto-sponsored delegate.

Committees of the Board. Our Bylaws establish three standing Committees of the Board: Audit Committee, Compensation Committee, and Nominations and Governance Committee.

Audit Committee. Our Audit Committee currently consists of Mr. Condon (Chairman), Dr. Engelsen and Dr. Crooke. During 2005, the Audit Committee held four meetings. Mr. Condon and Mr. Engelsen attended all of the meetings. Dr. Crooke was appointed to the Committee on May 11, 2005 and attended all of the meetings since his appointment. Prior to Dr. Crooke’s appointment, Dr. Sharoky served on the Audit Committee and attended all of the meetings during his tenure. The Audit Committee (i) recommends the selection of independent accountants and auditors, (ii) reviews the scope of the accountants’ audit and approves any non-audit services to be performed by the independent accountants and (iii) reviews annual audits and accounting practices. The Board has adopted a written charter for the Audit Committee, which is available on our website at www.insmed.com.

Insmed common stock is listed on the Nasdaq National Market and, as such, we are governed by the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). Rule 4350(d)(2)(A) of the NASD’s listing standards requires that our Audit Committee be comprised of at least three members, each of whom must be an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the NASD. The Board has determined that all three of our Audit Committee members, Mr. Condon and Drs. Crooke and Engelsen, are independent directors as defined by the listing standards of the NASD.

The Board has determined that Mr. Condon is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, consolidated statement of operations and consolidated statement of cash flows, and has accounting or related financial management expertise, as such terms are interpreted by the Board.

The Audit Committee’s pre-approval policies and procedures are detailed in the Audit Committee Report, which is included in this Proxy Statement.

Compensation Committee. Our Compensation Committee currently consists of Dr. Whitcomb (Chairman), Dr. Sharoky and Dr. Crooke. During the fiscal year ended December 31, 2005, the Compensation Committee held five meetings and Dr. Sharoky attended all of the meetings. On May 11, 2005, Dr. Whitcomb and Dr. Crooke were appointed to the Committee and have attended all of the meetings since their appointment. Prior to the appointment of Drs. Whitcomb and Crooke, Dr. Engelsen and Mr. Condon served on the Compensation Committee and attended all of the meetings during their tenure. The Compensation Committee reviews and makes recommendations to the Board regarding the compensation and benefits of all of our officers and reviews policy matters relating to compensation and benefits of our employees. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.insmed.com. The Board has determined that each of the members of our Compensation Committee is independent as defined in Rule 4200 (a) (15) of the Nasdaq listing standards of the NASD and our Corporate Governance Guidelines.

Nominations and Governance Committee. Our Nominations and Governance Committee currently consists of Dr. Sharoky (Chairman), Dr. Whitcomb and Mr. Condon. During the fiscal year ended December 31, 2005, the Nominations and Governance Committee held three meetings and Drs. Whitcomb and Sharoky attended all of the meetings. Mr. Condon was appointed to the Committee on May 11, 2005 and has attended all of the meetings since his appointment. The Nominations and Governance Committee (i) assists the Board by identifying and recruiting individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders; (ii) recommends to the Board director nominees for each committee; (iii) oversees the governance of the Company, including recommending to the Board Corporate Governance Guidelines for the Company; (iv) leads the Board in its annual review of the Board’s performance and oversees the evaluation of each of the Board’s Committees; and (v) oversees the management continuity planning process. The Board has adopted a written charter for the Nominations and Governance Committee, a copy of which is available on our website at www.insmed.com. The Board has determined that each of the members of our Nominations and Governance Committee is independent as defined in Rule 4200(a)(15) of the Nasdaq listing standards of the NASD and our Corporate Governance guidelines.

Corporate Governance Matters.

Meetings of the Board. The Board held twelve meetings during the fiscal year ended December 31, 2005, including six regularly scheduled meetings and six specially called meetings. Mr. Condon and Drs. Allan, Engelsen, Crooke, Sharoky and Whitcomb attended all the Board meetings held in the fiscal year ended December 31, 2005.

Director Nominating Process.

The Nominations and Governance Committee. Our Nominations and Governance Committee performs the functions of a nominating committee and will actively seek, identify and recommend to the Board individuals qualified to become Board members, consistent with criteria approved by the Board, and establish such criteria based on factors it considers appropriate. These factors include strength of character, maturity of judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. The Nominations and Governance Committee’s Charter describes the Committee’s responsibilities, including seeking, screening and recommending director candidates for nomination by the Board. The Nominations and Governance Committee Guidelines also contain information concerning the responsibilities of the Nominations and Governance Committee with respect to identifying and evaluating the director candidates. The Nominations and Governance Committee Charter and the Corporate Governance Guidelines are both available on our website at www.insmed.com. All members of the Nominations and Governance Committee are independent as defined under the general independence standards of the listing standards of the NASD and our Corporate Governance Guidelines.

Director Candidate Recommendations and Nominations By Shareholders. The Nominations and Governance Committee’s Charter provides that the Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described under “Communications With the Board” below. In addition, in accordance with our Bylaws, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “Proposals for 2007 Annual Meeting” below.

Nominations and Governance Committee Process For Identifying and Evaluating Director Candidates. The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Nominations and Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate’s independence, diversity, age, skills and experience in the context of the Board’s needs.

Communications With the Board. The Board has approved unanimously a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Mr. W. McIlwaine Thompson, Corporate Secretary, Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia 23060. All letters sent to Mr. Thompson will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee or any specified individual directors. The Company screens mail for security purposes.

Director Attendance at Annual Meeting. Our policy is that directors attend the annual meeting of shareholders. All directors attended the 2005 Annual Meeting of Shareholders.

AUDIT COMMITTEE REPORT*

The Audit Committee of the Board (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of the charter at least annually. The Audit Committee approves and recommends to the Board, subject to shareholder ratification, the selection of Insmed’s independent accountants. In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP (“E&Y”), Insmed’s independent auditors.

The audit committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statement be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission on March 6, 2006. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by Insmed’s independent auditor in order to assure that the provision of such services does not impair the independent accountant’s independence from Insmed. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Audit Committee has designated in the Audit Committee Pre-Approval Policy specific services that have the pre-approval of the Audit Committee and has classified these pre-approved services into one of four categories: Audit, Audit-Related, Tax and All Other. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations.

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The Audit Committee recognizes the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, and Tax services, and the total amount of fees for services classified as permissible All Other services.

The Audit Committee has designated the Chief Financial Officer to monitor the performance of the services provided by the independent auditor and to determine whether such services are in compliance with the Audit Committee Pre-Approval Policy. Both the Chief Financial Officer and management will immediately report to the Chairman of the Audit Committee any breach of the Audit Committee Pre-Approval Policy that comes to the attention of the Chief Financial Officer or any member of management.

Fees Billed by Ernst & Young LLP

The following table lists fees billed by E&Y, for services rendered in fiscal years ended December 31, 2004 and 2005. The Audit Committee reviewed the aggregate fees billed by E&Y for professional services rendered for the fiscal year ended December 31, 2005, which were as follows.

	Fiscal Year Ended December 31,
	2004	2005
Audit Fees	$256,550	$288,200
Audit-Related Fees	—	—
Tax Fees	$38,355	$53,100
All Other Fees	—	—

Total E&Y Fees	$294,905	$341,300

“Audit Fees” include fees for services performed to comply with Generally Accepted Auditing Standards (GAAS). These services include the recurring audit of our consolidated financial statements, as well as audits provided in connection with statutory filings, related reserves, and review of documents filed with the Securities and Exchange Commission.

“Tax Fees” primarily include fees associated with the preparation of the Company’s annual U.S. federal and state income tax returns together with tax compliance and domestic and international tax planning.

The Audit Committee has determined that the provision of services performed by E&Y during the fiscal year ended December 31, 2005 is compatible with maintaining E&Y’s independence from Insmed.

Related Party Transactions

The Audit Committee reviews all transactions required to be disclosed in Insmed’s filings with the Securities and Exchange Commission pursuant to Item 404 of Regulation S-K for potential conflict of interest situations on an ongoing basis. All such transactions must be approved by the Audit Committee. There were no such transactions during the fiscal year ended December 31, 2005.

THE AUDIT COMMITTEE

Kenneth G. Condon, M.B.A., Chairman

Steinar J. Engelsen, M.D.

Graham K. Crooke, MB.BS

March 24, 2006

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent Insmed specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships among any of our directors, executive officers or nominees. The Audit Committee reviewed all transactions required to be disclosed in our filings with the Securities and Exchange Commission pursuant to Item 404 of Regulation S-K for potential conflict of interest situations. All such transactions must be approved by the Audit Committee. There were no such transactions during the fiscal year ended December 31, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Directors, officers and beneficial owners of more than 10% of Insmed common stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms and information furnished to us, we believe that during the fiscal year ended December 31, 2005 all filing requirements applicable to our directors, officers and beneficial owners of more than 10% of Insmed common stock were satisfied.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Insmed common stock as of March 17, 2006 by (i) all directors and nominees; (ii) each executive officer named in the Summary Compensation Table contained in this Proxy Statement; and (iii) all directors and named executive officers as a group. As of March 17, 2006, there was no person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by Insmed to be the beneficial owner of more than 5% of Insmed common stock then outstanding. The total number of shares of Insmed common stock outstanding on March 17, 2006 was 100,150,700.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Class
Geoffrey Allan, Ph.D. (2)	1,887,397	1.9%
Kenneth G. Condon, M.B.A. (3)	135,313	*
Graham K. Crooke, MB.BS (4)	225,000	*
Steinar J. Engelsen, M.D. (5)	123,125	*
Ronald D. Gunn, M.B.A., M.S. (6)	372,365	*
Thomas A. Keuer (7)	97,615	*
Melvin Sharoky, M.D. (8)	407,100	*
Andreas Sommer, Ph.D. (9)	406,392	*
Kevin P. Tully, C.G.A.	98,952	*
Randall W. Whitcomb, M.D. (10)	131,000	*
Philip J. Young (11)	120,864	*

All directors and named executive officers as a group (11 persons) (12)	4,005,123	3.9%

*	Denotes ownership of less than 1% of the outstanding shares of Insmed common stock.
(1)	Except as indicated otherwise in the footnotes, shares shown as beneficially owned are those to which the individual has sole voting and investment power. Shares subject to options that are exercisable within 60 days of March 17, 2006, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, and of the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 885,933 shares issuable upon exercise of options, which options are exercisable within 60 days of March 17, 2006.
(3)	Mr. Condon, a director of Insmed, currently has the right to purchase 75,000 shares upon exercise of options. The number of shares listed opposite Mr. Condon’s name also includes 60,213 shares owned by the Trustees of Boston University.
(4)	Dr. Crooke, a director of Insmed, currently has the right to purchase 175,000 shares upon exercise of options.
(5)	Dr. Engelsen, a director of Insmed, currently has the right to purchase 75,000 shares upon exercise of options.
(6)	Includes 332,291 shares issuable upon exercise of options, which options are exercisable within 60 days of March 17, 2006.
(7)	Includes 75,000 shares issuable upon exercise of options, which options are exercisable within 60 days of March 17, 2006.
(8)	Dr. Sharoky, a director of Insmed, currently has the right to purchase 80,000 shares upon exercise of options. The number of shares listed opposite Dr. Sharoky’s name includes 210 shares which are owned by his minor son, 620 shares which are owned by his minor daughter and 3,600 shares which are owned by his spouse.
(9)	Includes 399,791 shares issuable upon exercise of options, which options are exercisable within 60 days of March 17, 2006.

(10)	Dr. Whitcomb, a director of Insmed, currently has the right to purchase 80,000 shares upon exercise of options. The number of shares listed opposite Dr. Whitcomb’s name includes 21,000 shares that are owned by the Randall W. Whitcomb Living Trust. Dr. Whitcomb and his spouse, Rita K. Whitcomb, are trustees of the Randall W. Whitcomb Living Trust.
(11)	Includes 100,000 shares issuable on exercise of options, which options are exercisable within 60 days of March 17, 2006.
(12)	Represents the sum of the shares beneficially owned by all directors, nominees and executive officers named in the table above. Includes 2,278,015 shares issuable upon the exercise of options, which options are exercisable within 60 days of March 17, 2006.

Option Grants in Fiscal Year Ended December 31, 2005

The following tables show the stock options granted to each of the named executive officers during the fiscal year ended December 31, 2005. The Company did not grant any stock appreciation rights (“SARs”) during the fiscal year ended December 31, 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh.)	Expiration Date	5% ($)	10% ($)
Geoffrey Allan, Ph.D.	312,500	17.7%	1.43	12/8/2011	151,980	344,791
Ronald D. Gunn, M.B.A., M.S.	175,000	9.9%	1.43	12/8/2011	85,109	193,083
Thomas A. Keuer	125,000	7.1%	1.43	12/8/2011	60,792	137,917
Andreas Sommer, Ph.D.	50,000	2.8%	1.43	12/8/2011	24,317	55,167
Kevin P. Tully, C.G.A.	—	—	—	—	—	—
Philip J. Young	125,000	7.1%	1.43	12/8/2011	60,792	137,917

(1)	Options vest and become exercisable in equal annual increments over a three year period.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2005 and Fiscal Year-End Option Values

The following table shows the stock options exercised by the named executive officers during the fiscal year ended December 31, 2005 and the number and value of all unexercised options held by the named executive officers at December 31, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Geoffrey Allan, Ph.D.	87,500	112,500	873,716	388,784	56,249	220,501
Ronald D. Gunn, M.B.A., M.S.	6,000	5,664	329,166	220,834	39,000	127,500
Thomas A. Keuer	—	—	62,500	192,500	33,500	87,600
Andreas Sommer, Ph.D.	—	—	394,584	97,916	37,500	61,500
Kevin P. Tully, CGA	15,625	3,125	—	—	—	—
Philip J. Young	—	—	62,500	312,500	16,750	117,750

Equity Compensation Plan Information

As of December 31, 2005, Insmed had two equity compensation plans under which it was granting stock options and shares of non-vested stock. We are currently granting stock-based awards Restated 2000 Stock Incentive Plan (the “2000 Plan”) and 2000 Employee Stock Purchase Plan (the “2000 ESPP”). Both the 2000 Plan and the 2000 ESPP are administered by the Compensation Committee of the Board of Directors and the Board of Directors.

The 2000 Plan was originally adopted by the Board of Directors and approved by the stockholders in 2000 and its original ten-year term was extended to March 15, 2015 when the plan was last amended. Under the terms of the 2000 Plan, we are authorized to grant a variety of incentive awards based on Insmed common stock, including stock options (both incentive options and non-qualified options), performance shares and other stock awards. The 2000 Plan currently provides for the issuance of a maximum of 9,250,000 (adjusted for stock splits) shares of common stock. These shares are reserved for awards to all participants in the 2000 Plan, including non-employee directors.

The 2000 Employee Stock Purchase Plan (the Stock Purchase Plan) was originally adopted as of April 5, 2000 for a term of ten years and that term was extended to May 11, 2015 when the plan was last amended. The Stock Purchase Plan provides for the issuance of a maximum of 500,000 shares of Insmed common stock to participating employees.

The following table presents information as of December 31, 2005, with respect to the 2000 Plan and the 2000 ESPP.

Plan Category (1)	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Shareholders:
Amended and Restated 2000 Stock Incentive Plan	5,924,930	$3.18	2,553,913	(2)
2000 Employee Stock Purchase Plan, As Amended	—	—	182,182

Total:	5,924,930	$3.18	2,736,095	(3)

(1)	The Company does not have any equity compensation plans that have not been approved by its shareholders.
(2)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(3)	To the extent that stock options or stock appreciation rights granted under the Amended and Restated 2000 Stock Incentive Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of common stock underlying such grants will again become available for purposes of the Plan.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table. The following table sets forth information for the fiscal years ended December 31, 2005, 2004, and 2003, with respect to certain compensation paid by us to our “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K. Other than the executive officers listed below, none of our current executive officers received total cash compensation from us in excess of $100,000 for any of the fiscal years ended December 31, 2005, 2004, and 2003.

		Annual Compensation ($) (1)				Long Term Compensation (1)
Name and Principal Position	Fiscal Year	Salary (2)	Bonus (3)	Other Annual Compensation (4)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	Long Term Incentive Plan Payout ($)	All Other Compensation ($) (5)
Geoffrey Allan, Ph.D.(6) Chairman of the Board, Chief Executive Officer and President	2005 2004 2003	395,201 395,200 395,200	197,600 98,800 197,600	22,099 21,717 18,941	— — —	312,500 — 150,000	— — —	2,075 2,075 2,075

Ronald D. Gunn, M.B.A., M.S. (7) Executive Vice President and Chief Operating Officer	2005 2004 2003	270,000 261,875 190,900	94,500 65,469 57,270	— — 203	— — —	175,000 — 100,000	— — —	895 597 438

Thomas A. Keuer (8) Senior Vice President, Insmed Therapeutic Proteins	2005 2004	189,583 122,633	87,500 24,527	— —	— —	125,000 130,000	— —	548 365

Andreas Sommer, Ph.D. (9) Chief Scientific Officer	2005 2004 2003	260,000 260,000 260,000	26,000 39,000 26,000	4,220 5,057 4,165	— — —	50,000 — 100,000	— — —	2,170 2,170 2,170

Kevin P. Tully, C.G.A. (10) Executive Vice President and Chief Financial Officer	2005 2004 2003	146,083 176,800 176,800	— 44,200 35,360	— — 203	— — —	— — 100,000	— — —	568 851 851

Philip J. Young (11) Executive Vice President, Commercial Operations and Chief Business Officer	2005 2004	250,000 173,295	87,500 43,324	— 239,063	— —	125,000 250,000	— —	822 548

(1)	Except as disclosed in the table, there was no other cash compensation, long-term incentive plan or restricted stock award that required disclosure.
(2)	Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Insmed’s 401(k) plan.
(3)	Amounts in this column reflect the aggregate annual bonuses that were earned for such fiscal year.
(4)	Dr. Allan’s other annual compensation for the periods indicated reflects the personal use of a vehicle provided by Insmed and, for 2003, includes $203 given to all employees by the Company as a holiday gift. Dr. Sommer’s other annual compensation for the periods indicated includes compensation related to the cost of a medical reimbursement program provided by Insmed and, for 2003, includes $203 given to all employees by the Company as a holiday gift. Mr. Gunn’s and Mr. Tully’s other annual compensation for 2003 relates to a holiday gift given to all employees by the Company. In 2004, Mr. Young’s other annual compensation related to relocation expenses paid by Insmed on his behalf.
(5)	Dr. Allan’s, Mr. Gunn’s, Mr. Keuer’s, Dr. Sommer’s, Mr. Tully’s and Mr. Young’s other compensation for 2003, 2004 and 2005 relates to life insurance premiums for coverage in excess of $50,000.
(6)	Dr. Allan served as our President, Chief Executive Officer and Chairman of the Board since our inception in November 1999.
(7)	Mr. Gunn was named Executive Vice President and Chief Operating Officer effective February 1, 2004.
(8)	Mr. Keuer joined Insmed Therapeutic Proteins on April 5, 2004 and was named an executive officer on May 5, 2004.

(9)	Dr. Sommer joined Insmed on August 1, 2000. He is not an executive officer of Insmed but is included in this proxy statement as a named executive officer due to the compensation he received from Insmed in 2005.
(10)	Mr. Tully returned to Insmed as Executive Vice President and Chief Financial Officer on February 20, 2006. He originally joined Insmed in August 2001 and held various positions, including Chief Financial Officer prior to his departure in August 2005.
(11)	Mr. Young joined Insmed on April 7, 2004 and was named an executive officer on May 5, 2004.

DIRECTOR COMPENSATION

Our non-employee directors receive an annual director’s fee of $15,000 plus $2,000 and reimbursement of expenses for each meeting of the Board attended in person, $1,000 for each Compensation and Nominations and Governance Committee meeting attended in person, $1,500 for each Audit Committee attended in person and $500 for each meeting attended telephonically. In addition, each non-employee director receives an option to purchase 25,000 shares of Insmed common stock upon initial election to the Board and options to purchase 17,500 shares of Insmed common stock annually, which options vest one year from the date of grant if the director attends at least 75% of the Board meetings in the preceding fiscal year. Directors who are officers or employees of Insmed do not receive any additional compensation for their services as directors.

CHANGE IN CONTROL ARRANGEMENTS

We have entered into Change in Control Agreements with Dr. Allan, Mr. Gunn, Mr. Keuer, Dr. Sommer, Mr. Tully and Mr. Young, which entitle those named executive officers to receive additional benefits in the event of their termination following a change in control of Insmed. We believe that the existence of these potential benefits will benefit Insmed by discouraging turnover and causing such executives to be more able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

For purposes of these agreements, the term “change in control” generally includes:

(a)	the acquisition by another person of beneficial ownership of 40% or more of Insmed common stock;

(b)	a proxy contest that results in the replacement of 50% or more of the members of Insmed’s Board;

(c)	a merger after which Insmed’s stockholders own less than 60% of the surviving corporation’s stock; or

(d)	approval by Insmed’s stockholders of a complete liquidation or dissolution of Insmed.

If, during the one-year period following a change in control, Insmed or its successor terminates the executive’s employment other than for “cause” or the executive voluntarily terminates employment after the executive’s compensation or duties are changed in any material respect from what they were immediately prior to the change in control, the executive shall receive a lump-sum cash payment equal to the sum of the executive’s highest annual salary rate while an employee of Insmed plus a prorated maximum potential bonus. Dr. Allan will receive a lump sum cash payment equal to one and a half (1 1/2) times the sum of his highest annual salary plus his pro-rated maximum bonus potential. In addition, Insmed shall continue to provide to the executive health, dental, long-term disability, life insurance, continuation of D&O insurance, and the other fringe benefits that the executive received prior to termination.

Under the agreements with the executives, all stock options held by the executive at the time of a change in control will remain exercisable for the term of the option period set forth in his option agreement(s) and any restricted stock held by the executive remains subject to the restrictions set forth in his restricted stock agreement. However, after a change in control all of the stock options held by Dr. Allan and Mr. Gunn will become exercisable and remain exercisable until the earlier to occur of (a) the end of the regular option term and (b) five years from the date of the Change of Control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on our Compensation Committee from the election on May 11, 2005 through December 31, 2005: Dr. Whitcomb (Chairman), Dr. Sharoky and Dr. Crooke. Neither Dr. Sharoky, Dr. Whitcomb nor Dr. Crooke is or has ever been an officer or employee of Insmed or any of our subsidiaries.

COMPENSATION COMMITTEE REPORT

This report of the Compensation Committee (the “Committee”) of the Board describes the objectives of Insmed’s executive compensation program, the various components of the program, and explains the basis on which compensation determinations for the fiscal year ended December 31, 2005 were made by the Committee.

Overall Objectives of Executive Compensation Programs

The Committee’s guiding philosophy is to establish executive compensation policies that are linked to the sustained creation of shareholder value. The following objectives serve as the guiding principles for all compensation decisions:

•	provide a competitive total compensation opportunity that will enable Insmed to attract, retain and motivate highly qualified executives;

•	align compensation opportunities with shareholder interests by making the executive compensation program highly sensitive to Insmed’s performance, which is defined in terms of milestones associated with achieving long-term profitability and creating shareholder value; and

•	provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between shareholder and management interests.

Compensation Program Components

The Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual bonuses and stock options, with each component geared to the median of the market for all positions in the aggregate. Individuals may be compensated above or below the median of the market based on Insmed’s performance and on considerations of individual performance and experience. The Committee considers all elements of the program when setting compensation levels.

The Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board for both annual and long-term compensation.

The Committee utilizes compensation surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than Insmed. Some surveys are limited to companies in the biotechnology business. The Committee also utilizes executive compensation information compiled from the proxy statements of other biotechnology companies. References to the “market” in this report refer to these survey and proxy data.

Base Salaries

Base salaries are determined in accordance with the responsibilities of each officer, median market data for the position and the officer’s performance achieving corporate goals. The Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating the officer’s overall span of responsibility and control. Total compensation for Insmed’s officers is believed to be generally in line with the median of the market as described above.

Annual Bonuses

The Committee reviews annual bonuses in conjunction with senior management and has the authority to grant annual bonuses. The bonuses, which at present have guidelines of up to 50% of the CEO’s annual salary and up to 35% of individual officers annual salaries, can be increased beyond these guideline levels at the Committees discretion, should the circumstances warrant. Awards are based on an evaluation of the performance, level of responsibility and leadership of the individual in relation to overall corporate results. For the fiscal year ended December 31, 2005, annual bonuses of 10% to 50% of base salaries were awarded to officers based on the attainment by individuals of specific objectives necessary for Insmed to achieve its business plan.

Stock Options and Restricted Awards

The Committee believes strongly that equity based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for Insmed’s long-term results. Stock options that are tied to corporate performance provide an effective means of delivering incentive compensation and also foster stock ownership on the part of management.

The Stock Incentive Plan:

•	authorizes the granting of stock options, SARs, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a Stock Incentive Plan participant.

In the fiscal year ended December 31, 2005, incentive awards of stock options and performance shares were made in accordance with the performance-based focus of the Stock Incentive Plan.

Discussion of 2005 Compensation for the Chief Executive Officer

Dr. Geoffrey Allan’s base salary as Chief Executive Officer was not increased in the fiscal year ended December 31, 2005, and remained at $395,200, the same level as fiscal years ended December 31, 2004, 2003 and 2002. The Committee intends base salary to provide Dr. Allan with a level of stability and certainty each year and intends that this particular component of compensation not be affected to any significant degree by company performance factors. The remaining components of Dr. Allan’s compensation, however, are largely dependent on Dr. Allan’s performance in relation to overall corporate results as set forth above in the discussion of the annual bonuses. The Committee awarded Dr. Allan a bonus for 2005 of $197,600 in recognition of the leadership that Dr. Allan has shown in managing the business of the company, raising equity and focusing on maximizing long-term value for our shareholders.

Deductibility of Compensation

The Committee has carefully considered Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to our executive officers. The Committee believes it is in Insmed’s best interests and that of its shareholders to comply with the requirements of Section 162(m), but the Committee intends to preserve the flexibility to reward executives consistent with Insmed’s pay philosophy for each compensation element. The Committee intends that grants of options, awards of performance shares, restricted stock and other incentive awards under the Stock Incentive Plan comply with the requirements of Section 162(m).

THE COMPENSATION COMMITTEE

Randall W. Whitcomb, M.D., Chairman

Graham K. Crooke, MB.BS

Melvin Sharoky, M.D.

March 24, 2006

PERFORMANCE GRAPH

The following graph compares cumulative returns for Insmed, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index since December 29, 2000. The comparison assumes $100 was invested on December 29, 2000 and dividends were reinvested.

Date	Insmed	NASDAQ Market Index	NASDAQ Pharmaceutical Index
December 29, 2000	$100.00	$100.00	$100.00
June 29, 2001	259.15	88.36	92.69
December 31, 2001	110.12	79.98	84.93
June 28, 2002	40.36	60.80	52.82
December 31, 2002	12.94	55.69	52.23
June 30, 2003	77.54	67.80	73.50
December 31, 2003	85.62	83.90	78.77
June 30, 2004	64.57	86.19	94.39
December 31, 2004	63.39	91.96	98.35
June 30, 2005	28.25	87.65	90.84
December 30, 2005	56.79	94.16	109.10

PROPOSAL NO. 2

DESIGNATION OF AUDITORS

The Audit Committee has designated Ernst & Young LLP, certified public accountants, as our independent auditors for the fiscal year ending December 31, 2006, subject to shareholder ratification. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

Ernst & Young LLP’s principal function is to audit the consolidated financial statements of Insmed and our subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two fiscal years for professional services rendered by Ernst & Young LLP, as well as information relating to the Audit Committee’s pre-approval policies and procedures, are detailed in the Audit Committee Report, which is included in this Proxy Statement.

Vote Not Required for Approval

Shareholder ratification of our independent auditors is not required under Virginia law, under our Articles of Incorporation, as amended, or our Amended and Restated Bylaws. In the event that a majority of the votes cast are against the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of our independent auditors.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DESIGNATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

PROPOSALS FOR 2007 ANNUAL MEETING

The regulations of the Securities and Exchange Commission require any shareholder wishing to make a proposal to be acted upon at the 2007 Annual Meeting of Shareholders to present the proposal to Insmed at our principal office in Glen Allen, Virginia, no later than December 8, 2006 or, if the date of the 2007 Annual Meeting is more than 30 days from May 10, 2007 (the anniversary of this year’s annual meeting), then the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2007 Annual Meeting. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

In addition to the requirements of the Securities and Exchange Commission, a shareholder must meet to have a proposal included in our proxy statement, our Bylaws contain certain requirements that a shareholder must meet to nominate one or more persons for election as directors at an annual meeting or to make any other proposal to be acted upon at an annual meeting.

Article I, Section 10 of our Bylaws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at an annual meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary not later than 120 days nor more than 150 days before the anniversary of the date of the first mailing of our proxy statement for the immediately preceding year’s annual meeting. Because this proxy statement was first mailed to our shareholders on April 7, 2006, our Corporate Secretary must receive written notice of a shareholder’s intent to make such nomination or nominations at the 2007 Annual Meeting of Shareholders not later than the close of business on December 8, 2006 and not earlier than the close of business on November 8, 2006. Each such notice must set forth:

•	the name and address of the shareholder who intends to make the nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,

•	the class and number of shares of Insmed stock that are owned by the shareholder and any other person on whose behalf the nomination is being made,

•	a representation that the shareholder is a holder of record of shares of Insmed entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and

•	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board, and shall include a consent signed by each such nominee to being named in the Proxy Statement as a nominee and to serve as a director of Insmed if so elected.

Article I, Section 9 of our Bylaws requires any shareholder wishing to make any other proposal to be acted on at an annual meeting to give written notice, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary no later than 120 days nor more than 150 days before the anniversary of the date of the first mailing of our proxy statement for the immediately preceding year’s annual meeting. Because this proxy statement was first mailed to our shareholders on April 7, 2006, our Corporate Secretary must receive written notice of a shareholder’s proposal to be acted upon at the 2007 Annual Meeting of Shareholders not later than the close of business on December 8, 2006 and not earlier than the close of business on November 8, 2006. Each such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, and the reasons for conducting such business at the annual meeting,

•	the name and address of record of the shareholder proposing such business and any other person on whose behalf the proposal is being made,

•	the class and number of shares of Insmed stock that are beneficially owned by the shareholder and any other person on whose behalf the proposal is made,

•	a representation that the shareholder is a holder of record of shares of Insmed entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business, and

•	any material interest of the shareholder, and any other person on whose behalf the proposal is made, in such business.

If a shareholder wishes to make a proposal to be acted upon at the 2007 Annual Meeting of Shareholders that has not been included in the proxy statement and such proposal is made at the 2007 Annual Meeting, the management proxies will be allowed to use their discretionary voting authority to vote on the proposal unless notice of the proposal has been received by Insmed no later than December 8, 2006 or, if the date of the 2007 Annual Meeting is more than 30 days from May 10, 2007 (the anniversary of this year’s annual meeting), then the deadline is a reasonable time before we begin to mail our proxy materials for the 2007 Annual Meeting.

Our Bylaws are available on our website at www.insmed.com. We will furnish a copy of our Bylaws without charge to any shareholder desiring a copy upon written request to Mr. W. McIlwaine Thompson, Corporate Secretary, Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia 23060. Our Bylaws are also available at the Securities and Exchange Commission’s website (www.sec.gov) as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the period ended March 31, 2004 and filed on May 10, 2004.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person to whom this Proxy Statement has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedules. Requests should be directed to Insmed Incorporated, 4851 Lake Brook Drive, Glen Allen, Virginia 23060, Attention: Corporate Secretary. A list of exhibits to the Form 10-K, showing the cost of each, will be delivered with the copy of the Form 10-K. Any of the exhibits will be provided upon payment of the charge noted on the list.

SEPARATE COPIES FOR BENEFICIAL HOLDERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary as described above.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

W. McIlwaine Thompson, Jr., Corporate Secretary

April 7, 2006

INSMED INCORPORATED

Glen Allen, Virginia

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2006

The undersigned hereby appoints Geoffrey Allan, Ph.D. and W. McIlwaine Thompson, Jr., or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 10, 2006, and at any and all adjournments or postponements thereof. In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted “for” Proposals 1 and 2.

1. Election of directors:

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

Nominees:	Geoffrey Allan, Ph.D.
Melvin Sharoky, M.D.
Randall W. Whitcomb, M.D.

Instruction: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) in the space provided below.

2. Ratification of the selection of Ernst & Young LLP as the independent auditors for Insmed for the fiscal year ending December 31, 2006:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated:                                                            , 2006

Print Name:

Signature:

Please print and sign your name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.